UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2010
Date of Report (Date of earliest event reported)

URANIUM INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10475 Park Meadows Drive, Suite 600 Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

(720) 279-2377
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.     CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on April 5, 2010, the Board of Directors (the "Board") of Uranium International Corp., a Nevada corporation (the "Company"), authorized the acceptance of the resignations of certain members of its Board of Directors. The Board of Directors held a special meeting on March 30, 2010 pursuant to which the Boarf of Directors authorized and approved the re-structiuring and re-organization of the Company, including the change in business operations from the uranium industry to the gold mining industry (the “Re-Organization”). Therefore, in accordance with the Re-Organization, Jas Butalia, Henry Fowlds and Richard Cherry tendered to the Company their respective resignation as a member of the Board of Directors effective April 2, 2010. There were no disagreements or disputes between the Company and either of Messrs. Butalia, Fowlds, Randhawa or Cherry. Therefore, as of the date of this Current Report, the Board of Directors is comprised of William Thomas and Devinder Randhawa. Mr. Randhawa is also acting at the Company’s interim President/Chief Executive Officer. The Board of Directors will be announcing subsequent appointments to the Board of Directors.

SECTION 9.     FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01           Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM INTERNATIONAL CORP.
Date: April 6, 2010.	/s/ WILLIAM THOMAS ___________________________________ Name: William Thomas Title: Chief Financial Officer